Exhibit 10.14

THE WESTERN UNION COMPANY

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

1. Purpose. The purpose of The Western Union Company Non-Employee Director Deferred Compensation Plan (the “Plan”) is to provide members of the Board of Directors of The Western Union Company (the “Company”) who are not employees of the Company or its subsidiaries with the opportunity to defer the receipt of all or any portion of their annual retainers otherwise payable to them in their capacity as non-employee directors of the Company. Elections under this Plan shall result in the grant of stock options and unrestricted stock units authorized by The Western Union Company 2006 Non-Employee Director Equity Compensation Plan (the “Equity Plan”). Capitalized terms not defined herein shall have the respective meanings assigned to such terms by the Equity Plan.

2. Administration. The Plan shall be administered by the Committee.

The Committee shall, subject to the terms of this Plan, determine such grants, the exercise price associated with an NQO, the time and conditions of exercise or settlement of unrestricted stock units and all other terms and conditions of such grants.

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke rules and regulations as it deems necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. The Committee may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee.

No member of the Board or the Committee, and no other officer of the Company or Secretary to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and such officers or Secretary shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law.

3. Eligibility. Each member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries (an “Eligible Director”) shall be eligible to participate in the Plan and to make the elections provided hereunder. Each Eligible Director who elects to participate in this Plan shall be referred to herein as a “Participant.”

4. Deferral of Retainer.

(a) Annual Elections. Prior to the first day of each calendar year beginning on or after January 1, 2006, each Eligible Director shall be permitted to elect, in accordance with rules and procedures established by the Committee, that 100 percent, or a lesser percentage as the Committee may determine in its sole discretion, of such Eligible Director’s retainer to be earned in such calendar year not be paid to the Eligible Director, but, at the election of such Eligible Director, be replaced by issuance under the Equity Plan of either (i) a combination of (A) an immediately exercisable NQO to purchase a number of whole shares of the Company’s common stock such that the option has a fair value, as determined by the Committee, of 75% of the amount to be deferred pursuant to such election, and (B) unrestricted stock units representing shares of the Company’s common stock with a fair market value (as defined in the Equity Plan) equal to the remainder of the amount to be deferred pursuant to such election, provided that any fractional shares shall be rounded up to the next whole share, or (ii) unrestricted stock units representing shares of the Company’s common stock with a fair market value (as defined in the Equity Plan) equal to the entire amount subject to such election, provided that any fractional shares shall be rounded up to the next whole share. Notwithstanding the foregoing, such options and unrestricted stock units shall not be issued at the time of such election, but shall be issued as of such date as shall be determined by the Committee consistent with section 409A of the Code and the terms of the Equity Plan, and the number of shares subject to each such option and the number of unrestricted stock units issued shall be determined based on the fair market value (as defined in the Equity Plan) of a share of the Company’s common stock as of such date.

(b) Initial Elections. An individual who becomes an Eligible Director after a calendar year has commenced shall be permitted to make a deferral election under this Plan not later than the 30th day following the date the individual first becomes an Eligible Director with respect to the amount of annual retainer earned and payable to such Eligible Director after the date of such election.

(c) Effect of Elections. Any election made pursuant to Sections 4(a) or 4(b) above, as the case may be, once made, shall remain in effect for future calendar years unless the Eligible Director makes a new election. In order to elect a deferral for any subsequent calendar year, an Eligible Director must make a new election prior to the calendar year for which the new election is to be effective. In no event shall a Salary Deferral election apply to compensation payable for services rendered prior to the date on which such election is received by the Company. Each Participant’s retainer shall be reduced by the amount subject to the deferral election made on his or her behalf. Dividend equivalents shall be deferred in the form of additional unrestricted stock units issued under the Equity Plan, the number of which shall be determined based on the fair market value (as defined in the Equity Plan) of the Company’s common stock on the applicable dividend record date.

5. Distributions With Respect to Unrestricted Stock Units.

(a) In general. Except to the extent otherwise elected by an Eligible Director in his or her deferral election made pursuant to Section 4 hereof, on the first business day of January next following the date on which the Eligible Director’s services as a member of the Company’s Board of Directors terminates for any reason, the Participant (or his or her estate or beneficiary, as the case may be) shall receive a distribution of shares of the Company’s common stock represented by all the unrestricted stock units issued to the Participant pursuant to this Plan.

(b) Unforeseeable Emergency. If a Participant provides satisfactory evidence of an unforeseeable emergency, the Participant may request a distribution of all or a portion of the Participant’s deferral accounts maintained under the Plan prior to the date on which payments would have commenced under Section 5(a) hereof. An “Unforeseeable Emergency” shall mean (i) a severe financial hardship to a Participant resulting from an illness or accident of the Participant, or the spouse or a dependent (as defined in section 152(a) of the Code) of the Participant, (ii) the loss of a Participant’s property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

6. Unfunded Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person. Accordingly, no current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any Plan account, in any fund or specific sum of money, in any asset or in any shares of stock which may be acquired by the Company in respect of its obligations hereunder, the sole right of the Participant being to receive a distribution as a general creditor of the Company with an unsecured claim against its general assets.

7. Amendment. The Board and the Committee shall each have the right to amend the Plan from time to time, except that no amendment shall reduce the amount credited or awarded to a Participant hereunder or adversely affect the rights of any Participant or his or her Beneficiary with respect to amounts previously deferred under the Plan, or change the timing of distributions in a manner inconsistent with section 409A of the Code, without the consent of such Participant or, if the Participant is deceased, his or her Beneficiary. Any amendment shall be adopted by action of the Board or Committee; provided, however, that the Equity Plan Committee of the Company and the Chief Executive Officer of the Company shall be, and hereby are, also authorized to amend the Plan, but only to the extent that such amendment: (i) is required or deemed advisable as the result of legislation or regulation; (ii) concerns solely routine ministerial or administrative matters; or (iii) is not routine, ministerial or administrative, but does not materially increase any cost to the Company.

8. General Provisions

(a) Non-Alienation of Benefits. A Participant’s rights to the amounts represented by unrestricted stock units issued under the Equity Plan in respect of elections made hereunder shall not be salable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

(b) Compliance With Section 409A of Code. This Plan is intended to comply with the provisions of section 409A of the Code, and shall be interpreted and construed accordingly. This Plan may be amended in accordance with Section 7 at any time to satisfy any requirements of section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan.

(c) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

(d) Successors in Interest. The obligation of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

(e) Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

(f) Termination of the Plan. The Board of Directors of the Company may terminate the Plan at any time; provided, however, that termination of the Plan shall not adversely affect the rights of a Participant or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Participant and that of such Participant’s beneficiary.

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